SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  November 9, 2007
Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)
Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)
214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Explanatory Note
On November 15, 2007, Derma Sciences, Inc. (the “Company”), filed a Current Report on Form 8-K pursuant to Item 2.01 and Item 9.01 that reported the acquisition by Derma First Aid Products, Inc., a newly formed wholly owned subsidiary of the Company, of substantially all of the assets of the first aid division of NutraMax Products, Inc. in accordance with the terms and conditions of that certain Asset Purchase Agreement dated as of November 8, 2007 (the “Agreement”).
In response to part (d) of Item 9.01 of such Current Report on Form 8-K, the Company stated that it would file, by amendment, certain exhibits and schedules included as part of the Agreement. This Amendment No. 1 to Current Report on Form 8-K provides the exhibits and schedules included in the Agreement. Certain items contained in the exhibits and schedules filed herewith have been redacted in accordance with a request for confidential treatment filed by the Company with the Securities and Exchange Commission as of the date of this Report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
2.01  Asset Purchase Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: January 15, 2008
EXHIBIT INDEX
2.01  Asset Purchase Agreement